Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Results
•Net income available to RGA shareholders of $3.02 per diluted share, including adverse foreign currency effects of $0.42 per diluted share
•Adjusted operating income* of $2.99 per diluted share, including adverse foreign currency effects of $0.22 per diluted share
•Premium growth of 1.1% over the prior-year quarter, 6.0% on a constant currency basis
•Deployed capital of $80 million into in-force and other transactions
•Total shareholder capital returns of $78 million: $25 million of share repurchases and $53 million of shareholder dividends
•Estimated COVID-19 impacts1 of approximately $70 million on a pre-tax basis, or $0.78 per diluted share2

Full Year Results
•Net income available to RGA shareholders of $9.21 per diluted share, including adverse foreign currency effects of $0.15 per diluted share
•Adjusted operating income* of $14.43 per diluted share, including adverse foreign currency effects of $0.53 per diluted share
•Premium growth of 4.5% over the prior year, 8.4% on a constant currency basis
•ROE 8.7% and adjusted operating ROE* 10.3% for the trailing twelve months, reflecting 1.5%2 of COVID-19 impacts1
•Deployed capital of $430 million into in-force and other transactions
•Total shareholder capital returns of $280 million: $75 million of share repurchases and $205 million of shareholder dividends
•Estimated COVID-19 impacts1 of approximately $447 million on a pre-tax basis, or $5.02 per diluted share2

1 COVID-19 impact estimates include fourth quarter mortality and morbidity claims of approximately $71 million with offsetting impact from longevity of approximately $1 million and full year 2022 mortality and morbidity claims of approximately $453 million with offsetting impacts from longevity of approximately $6 million.
2 Tax effected at 24%.

ST. LOUIS, February 2, 2023 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported fourth quarter net income available to RGA shareholders of $204 million, or $3.02 per diluted share, compared with $156 million, or $2.30 per diluted share, in the prior-year quarter. Adjusted operating income* for the fourth quarter totaled $202 million, or $2.99 per diluted share, compared with adjusted operating loss of $38 million, or $0.56 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.42 per diluted share on net income available to RGA shareholders and $0.22 per diluted share on adjusted operating income as compared with the prior year.
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	Quarterly Results		Full Year Results
($ in millions, except per share data)	2022	2021	2022	2021
Net premiums	$3,446	$3,407	$13,078	$12,513
Net income available to RGA shareholders	204	156	623	617
Net income available to RGA shareholders per diluted share	3.02	2.30	9.21	9.04
Adjusted operating income (loss)*	202	(38)	977	77
Adjusted operating income (loss) per diluted share*	2.99	(0.56)	14.43	1.13
Book value per share	62.16	193.75
Book value per share, excluding accumulated other comprehensive income (AOCI)*	146.22	139.53
Total assets	84,706	92,175

*	See ‘Use of Non-GAAP Financial Measures’ below

Full year net income totaled $623 million, or $9.21 per diluted share, compared with $617 million, or $9.04 per diluted share in 2021. Adjusted operating income for the full year totaled $977 million, or $14.43 per diluted share, compared with $77 million, or $1.13 per diluted share the year before. Net foreign currency fluctuations had an adverse effect of $0.15 per diluted share on net income and $0.53 per diluted share on adjusted operating income as compared with the prior year.

In the fourth quarter, consolidated net premiums totaled $3.4 billion, an increase of 1.1% over 2021’s fourth quarter, with an adverse net foreign currency effect of $164 million. Excluding the net foreign currency effect, consolidated net premiums increased 6.0% in the quarter. For the full year, net premiums totaled $13.1 billion, increasing 4.5% in 2022. Full year premiums reflected an adverse foreign currency effect of $490 million. Excluding the net foreign currency effect, consolidated net premiums increased 8.4% for the full year.

Compared with the year-ago period, excluding spread-based businesses, fourth quarter investment income decreased 2.8%, reflecting lower variable investment income. For the full year, investment income, excluding spread-based business, decreased 2.1%, reflecting lower variable investment income. Average investment yield decreased to 4.45% in the fourth quarter from 4.70% in the prior year period due to lower variable investment income this quarter. For the full year, the average investment yield decreased to 4.69%, from 4.99% in 2021, due to lower variable investment income.

The effective tax rate on pre-tax income was 23.9% for the quarter and 24.6% for the full year.

The effective tax rate for the quarter was 17.5% on pre-tax adjusted operating income. The tax rate was below the expected range of 23% to 24% primarily due to adjustments for tax returns filed during the quarter and an increase in foreign tax credits. For the full year, the adjusted operating effective tax rate was 22.5%, in line with the expected range of 23% to 24%.

Anna Manning, Chief Executive Officer, commented, “It was a very successful year for RGA, and I view our fourth quarter performance as solid with many segments reporting strong results. Our Financial Solutions business continued to deliver very good results across regions and product lines, and the performance of our Asia traditional business was also very strong. In the U.S., Group and Individual Health businesses both performed well in the quarter. We continue to see good new business activity in our organic business and in the pipeline for in-force and other transactions.
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“On the capital front, we deployed $80 million into in-force and other transactions, bringing the full year total to $430 million. Additionally, we repurchased $25 million of common shares, bringing the full year total to $75 million. Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.2 billion. Based on favorable business conditions and RGA's global leadership position, we are optimistic about the future and expect to continue to deliver attractive financial results over time.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Full Year Results
($ in millions)	2022	2021	2022	2021
Net premiums	$1,778	$1,697	$6,590	$6,244
Pre-tax income (loss)	21	(211)	268	(540)
Pre-tax adjusted operating income (loss)	15	(215)	220	(546)

Quarterly Results
•Results reflected unfavorable individual mortality experience, including $44 million of COVID-19 claim costs, partially offset by higher-than-expected investment income.
•Individual Health experience was favorable, driven by higher investment income and favorable claims experience.
•Group experience was very favorable, primarily due to experience in both the healthcare and life lines of business.
•Additional COVID-19 claims in Group and Latin America totaled $4 million.

Full Year Results
•Results reflected favorable non-COVID-19 individual mortality, and favorable Individual Health and Group underwriting experience.
•COVID-19 claim costs totaled $336 million.

Financial Solutions

	Quarterly Results		Full Year Results
($ in millions)	2022	2021	2022	2021
Asset-Intensive:
Pre-tax income	$2	$93	$59	$422
Pre-tax adjusted operating income	80	73	293	341
Capital Solutions:
Pre-tax income	22	25	140	93
Pre-tax adjusted operating income	22	25	140	93

Quarterly Results
•Asset-Intensive results reflected favorable investment spreads, primarily driven by higher interest rates.
•Capital Solutions results were in line with expectations.
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Full Year Results
•Asset-Intensive results reflected favorable overall experience.
•Capital Solutions results were above expectations, primarily due to a treaty recapture fee.

Canada

Traditional

	Quarterly Results		Full Year Results
($ in millions)	2022	2021	2022	2021
Net premiums	$308	$324	$1,219	$1,194
Pre-tax income	32	28	86	128
Pre-tax adjusted operating income	28	29	90	130

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $23 million and $47 million for the quarter and full year, respectively.

Quarterly Results
•Results reflected unfavorable group life and disability experience; COVID-19 claim costs were $3 million.
•Foreign currency exchange rates had an adverse effect of $2 million on pre-tax income and pre-tax adjusted operating income.

Full Year Results
•Results reflected unfavorable individual mortality experience, including $30 million of COVID-19 claim costs.
•Foreign currency exchange rates had an adverse effect of $4 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Full Year Results
($ in millions)	2022	2021	2022	2021
Pre-tax income	$11	$5	$32	$15
Pre-tax adjusted operating income	11	5	32	15

Quarterly Results
•Results reflected favorable longevity experience.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income.

Full Year Results
•Results reflected favorable longevity experience.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income.
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Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Full Year Results
($ in millions)	2022	2021	2022	2021
Net premiums	$422	$435	$1,736	$1,738
Pre-tax income (loss)	13	(68)	10	(239)
Pre-tax adjusted operating income (loss)	13	(68)	10	(239)

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $53 million and $183 million for the quarter and full year, respectively.

Quarterly Results
•Results were in line with expectations, reflecting unfavorable U.K. mortality experience, offset by favorable experience otherwise.
•COVID-19 claim costs were $2 million.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income.

Full Year Results
•Results reflected unfavorable U.K. mortality experience, including $17 million of COVID-19 claim costs throughout the segment.
•Foreign currency exchange rates had an adverse effect of $2 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Full Year Results
($ in millions)	2022	2021	2022	2021
Pre-tax income	$47	$75	$196	$303
Pre-tax adjusted operating income	63	70	257	257

Quarterly Results
•Results reflected modestly favorable experience.
•Foreign currency exchange rates had an adverse effect of $6 million on pre-tax income and $10 million on pre-tax adjusted operating income.

Full Year Results
•Results reflected modestly favorable experience.
•Foreign currency exchange rates had an adverse effect of $17 million on pre-tax income and $28 million on pre-tax adjusted operating income.
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Asia Pacific

Traditional

	Quarterly Results		Full Year Results
($ in millions)	2022	2021	2022	2021
Net premiums	$700	$773	$2,650	$2,624
Pre-tax income (loss)	67	57	294	(10)
Pre-tax adjusted operating income (loss)	67	57	294	(10)

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $61 million and $172 million for the quarter and full year, respectively.

Quarterly Results
•Results reflected favorable underwriting experience, absorbing $13 million of COVID-19 claim costs.
•Australia reported a profit due to favorable Group experience.
•Foreign currency exchange rates had an adverse effect of $3 million on pre-tax income and $2 million on pre-tax adjusted operating income.

Full Year Results
•Results reflected favorable underwriting experience, absorbing $39 million of COVID-19 claim costs.
•Australia reported a profit driven by favorable Group experience.
•Foreign currency exchange rates had an adverse effect of $12 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Full Year Results
($ in millions)	2022	2021	2022	2021
Net premiums	$64	$52	$236	$218
Pre-tax income (loss)	106	33	(18)	98
Pre-tax adjusted operating income	35	29	97	93

Quarterly Results
•Results reflected strong new business and favorable investment spreads.
•Foreign currency exchange rates had an adverse effect of $18 million on pre-tax income and $3 million on pre-tax adjusted operating income.

Full Year Results
•Results reflected strong new business and favorable investment spreads, offset by COVID-19 claim costs related to medical hospitalization claims in Japan.
•Foreign currency exchange rates had a favorable effect of $24 million on pre-tax loss and an adverse effect of $3 million on pre-tax adjusted operating income.
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Corporate and Other

	Quarterly Results		Full Year Results
($ in millions)	2022	2021	2022	2021
Pre-tax income (loss)	$(50)	$20	$(236)	$421
Pre-tax adjusted operating loss	(89)	(41)	(172)	(13)

Quarterly Results
•Pre-tax adjusted operating loss was unfavorable compared with the quarterly average run rate, primarily due to higher general expenses, including recurring year-end expense accruals, and higher financing costs.

Full Year Results
•Results reflected higher general expenses and financing costs.
•As previously reported, 2021 pre-tax income reflected a one-time adjustment of $162 million recorded in the first quarter associated with prior periods, which includes $92 million to correct the accounting for equity method limited partnership investments to reflect unrealized gains in investment income that were previously reflected in accumulated other comprehensive income, and $70 million reflected in investment related gains/losses associated with unrealized gains on cost method limited partnership investments. 2021 pre-tax income also reflected gains on the sale of investments and additional unrealized gains on limited partnership investments.

Long Duration Targeted Improvements

In the first quarter of 2023, the Company will adopt Accounting Standards Update 2018-12, Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (“LDTI”).

The Company estimates the adoption of LDTI will:
•decrease retained earnings by $0.5 billion to $0.8 billion, net of tax assumed at 24%, as of September 30, 2022; and
•increase accumulated other comprehensive income by $2.1 billion to $4.1 billion, net of tax assumed at 24%, as of September 30, 2022.

The LDTI adjustments as of January 1 and December 31, 2021, are consistent with previously provided ranges. All LDTI adjustments are estimates and subject to change. Please see the Company’s quarterly earnings presentation furnished as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 2, 2023, for additional details.

Dividend Declaration

Effective January 31, 2023, the board of directors declared a regular quarterly dividend of $0.80, payable February 28, 2023, to shareholders of record as of February 14, 2023.

Earnings Conference Call

A conference call to discuss fourth quarter results will begin at 10 a.m. Eastern Time on Friday, February 3. Interested parties may access the call by dialing 1-844-481-2753 (412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio
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webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA celebrates its 50th anniversary in 2023. Over the past five decades, RGA has become one of the world’s largest and most respected reinsurers and is listed among Fortune's World's Most Admired Companies. The global organization is guided by a fundamental purpose: to make financial
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protection accessible to all. RGA is widely recognized for superior risk management and underwriting expertise, innovative product design, and dedicated client focus. RGA serves clients and partners in key markets around the world and has approximately $3.4 trillion of life reinsurance in force and assets of $84.7 billion as of December 31, 2022. To learn more about RGA and its businesses, visit www.rgare.com. Follow RGA on LinkedIn and Facebook.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality (whether related to COVID-19 or otherwise), morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and
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introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company's 2021 Annual Report on Form 10-K, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended December 31,
	2022		2021
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$204	$3.02	$156	$2.30
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(11)	(0.15)	(24)	(0.36)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	1	0.01	(1)	(0.01)
Embedded derivatives:
Included in investment related gains/losses, net	41	0.60	(39)	(0.57)
Included in interest credited	1	0.01	(8)	(0.12)
DAC offset, net	(28)	(0.41)	21	0.31
Investment (income) loss on unit-linked variable annuities	2	0.03	(4)	(0.06)
Interest credited on unit-linked variable annuities	(2)	(0.03)	4	0.06
Interest expense on uncertain tax positions	—	—	(27)	(0.40)
Non-investment derivatives and other	1	0.01	4	0.06
Uncertain tax positions and other tax related items	(9)	(0.13)	(120)	(1.77)
Net income attributable to noncontrolling interest	2	0.03	—	—
Adjusted operating income (loss)	$202	$2.99	$(38)	$(0.56)

(Unaudited)	Twelve Months Ended December 31,
	2022		2021
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$623	$9.21	$617	$9.04
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	354	5.22	(338)	(4.94)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	18	0.27	(4)	(0.06)
Embedded derivatives:
Included in investment related gains/losses, net	107	1.58	(79)	(1.16)
Included in interest credited	(42)	(0.62)	(36)	(0.53)
DAC offset, net	(21)	(0.31)	30	0.44
Investment (income) loss on unit-linked variable annuities	19	0.28	(3)	(0.04)
Interest credited on unit-linked variable annuities	(19)	(0.28)	3	0.04
Interest expense on uncertain tax positions	1	0.01	(21)	(0.31)
Non-investment derivatives and other	(62)	(0.92)	(2)	(0.03)
Uncertain tax positions and other tax related items	(5)	(0.07)	(90)	(1.32)
Net income attributable to noncontrolling interest	4	0.06	—	—
Adjusted operating income	$977	$14.43	$77	$1.13
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended December 31, 2022			Twelve Months Ended December 31, 2022
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$271	$65	23.9%	$831	$204	24.6%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(45)	(34)		430	76
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	1	—		23	5
Embedded derivatives:
Included in investment related gains/losses, net	52	11		135	28
Included in interest credited	1	—		(53)	(11)
DAC offset, net	(36)	(8)		(27)	(6)
Investment (income) loss on unit-linked variable annuities	2	—		24	5
Interest credited on unit-linked variable annuities	(2)	—		(24)	(5)
Interest expense on uncertain tax positions	—	—		1	—
Non-investment derivatives and other	1	—		(79)	(17)
Uncertain tax positions and other tax related items	—	9		—	5
Adjusted operating income	$245	$43	17.5%	$1,261	$284	22.5%
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Income before income taxes	$271	$57	$831	$691
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(45)	(31)	430	(429)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	1	(1)	23	(5)
Embedded derivatives:
Included in investment related gains/losses, net	52	(49)	135	(100)
Included in interest credited	1	(9)	(53)	(45)
DAC offset, net	(36)	26	(27)	38
Investment (income) loss on unit-linked variable annuities	2	(5)	24	(4)
Interest credited on unit-linked variable annuities	(2)	5	(24)	4
Interest expense on uncertain tax positions	—	(34)	1	(26)
Non-investment derivatives and other	1	5	(79)	(3)
Pre-tax adjusted operating income (loss)	$245	$(36)	$1,261	$121
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31, 2022
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$21	$1		$(7)		$15
Financial Solutions:
Asset-Intensive	2	56	(1)	22	(2)	80
Capital Solutions	22	—		—		22
Total U.S. and Latin America	45	57		15		117
Canada Traditional	32	(4)		—		28
Canada Financial Solutions	11	—		—		11
Total Canada	43	(4)		—		39
EMEA Traditional	13	—		—		13
EMEA Financial Solutions	47	16		—		63
Total EMEA	60	16		—		76
Asia Pacific Traditional	67	—		—		67
Asia Pacific Financial Solutions	106	(71)		—		35
Total Asia Pacific	173	(71)		—		102
Corporate and Other	(50)	(39)		—		(89)
Consolidated	$271	$(41)		$15		$245
(1)Asset-Intensive is net of $2 DAC offset.
(2)Asset-Intensive is net of $(38) DAC offset.

(Unaudited)	Three Months Ended December 31, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(211)	$—		$(4)		$(215)
Financial Solutions:
Asset-Intensive	93	30	(1)	(50)	(2)	73
Capital Solutions	25	—		—		25
Total U.S. and Latin America	(93)	30		(54)		(117)
Canada Traditional	28	1		—		29
Canada Financial Solutions	5	—		—		5
Total Canada	33	1		—		34
EMEA Traditional	(68)	—		—		(68)
EMEA Financial Solutions	75	(5)		—		70
Total EMEA	7	(5)		—		2
Asia Pacific Traditional	57	—		—		57
Asia Pacific Financial Solutions	33	(4)		—		29
Total Asia Pacific	90	(4)		—		86
Corporate and Other	20	(61)		—		(41)
Consolidated	$57	$(39)		$(54)		$(36)
(1)Asset-Intensive is net of $22 DAC offset.
(2)Asset-Intensive is net of $4 DAC offset.

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Add Thirteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Twelve Months Ended December 31, 2022
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$268	$—		$(48)		$220
Financial Solutions:
Asset-Intensive	59	191	(1)	43	(2)	293
Capital Solutions	140	—		—		140
Total U.S. and Latin America	467	191		(5)		653
Canada Traditional	86	4		—		90
Canada Financial Solutions	32	—		—		32
Total Canada	118	4		—		122
EMEA Traditional	10	—		—		10
EMEA Financial Solutions	196	61		—		257
Total EMEA	206	61		—		267
Asia Pacific Traditional	294	—		—		294
Asia Pacific Financial Solutions	(18)	115		—		97
Total Asia Pacific	276	115		—		391
Corporate and Other	(236)	64		—		(172)
Consolidated	$831	$435		$(5)		$1,261
(1)Asset-Intensive is net of $60 DAC offset.
(2)Asset-Intensive is net of $(87) DAC offset.

(Unaudited)	Twelve Months Ended December 31, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(540)	$—		$(6)		$(546)
Financial Solutions:
Asset-Intensive	422	(2)	(1)	(79)	(2)	341
Capital Solutions	93	—		—		93
Total U.S. and Latin America	(25)	(2)		(85)		(112)
Canada Traditional	128	2		—		130
Canada Financial Solutions	15	—		—		15
Total Canada	143	2		—		145
EMEA Traditional	(239)	—		—		(239)
EMEA Financial Solutions	303	(46)		—		257
Total EMEA	64	(46)		—		18
Asia Pacific Traditional	(10)	—		—		(10)
Asia Pacific Financial Solutions	98	(5)		—		93
Total Asia Pacific	88	(5)		—		83
Corporate and Other	421	(434)		—		(13)
Consolidated	$691	$(485)		$(85)		$121
(1)Asset-Intensive is net of $(22) DAC offset.
(2)Asset-Intensive is net of $60 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Earnings per share from net income (loss):
Basic earnings per share	$3.07	$2.32	$9.31	$9.10
Diluted earnings per share (1)	$3.02	$2.30	$9.21	$9.04

Diluted earnings per share from adjusted operating income (1)	$2.99	$(0.56)	$14.43	$1.13
Weighted average number of common and common equivalent shares outstanding	67,793	67,930	67,703	68,286
(1)     As a result of anti-dilutive impact, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share

(Unaudited)	At December 31,
	2022	2021
Treasury shares	18,635	18,140
Common shares outstanding	66,676	67,171
Book value per share outstanding	$62.16	$193.75
Book value per share outstanding, before impact of AOCI	$146.22	$139.53

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At December 31,
	2022	2021
Book value per share outstanding	$62.16	$193.75
Less effect of AOCI:
Accumulated currency translation adjustments	(2.56)	(0.13)
Unrealized appreciation (depreciation) of securities	(81.10)	55.09
Pension and postretirement benefits	(0.40)	(0.74)
Book value per share outstanding, before impact of AOCI	$146.22	$139.53

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Add Fifteen

Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended December 31, 2022:	Average Equity
Stockholders' average equity	$7,167
Less effect of AOCI:
Accumulated currency translation adjustments	(86)
Unrealized depreciation of securities	(2,176)
Pension and postretirement benefits	(46)
Stockholders' average equity, excluding AOCI	$9,475

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended December 31, 2022:	Income
Net income available to RGA shareholders	$623	8.7%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	311
Change in fair value of embedded derivatives	65
Deferred acquisition cost offset, net	(21)
Tax expense on uncertain tax positions	(5)
Net income attributable to noncontrolling interest	4
Adjusted operating income	$977	10.3%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Net premiums	$3,446	$3,407	$13,078	$12,513
Investment income, net of related expenses	828	771	3,161	3,138
Investment related gains (losses), net	8	88	(506)	560
Other revenue	93	93	525	447
Total revenues	4,375	4,359	16,258	16,658
Benefits and expenses:
Claims and other policy benefits	3,191	3,482	12,046	12,776
Interest credited	214	159	682	700
Policy acquisition costs and other insurance expenses	355	406	1,499	1,416
Other operating expenses	289	253	1,009	936
Interest expense	54	(2)	184	127
Collateral finance and securitization expense	1	4	7	12
Total benefits and expenses	4,104	4,302	15,427	15,967
Income before income taxes	271	57	831	691
Provision for income taxes	65	(99)	204	74
Net income	206	156	627	617
Net income attributable to noncontrolling interest	2	—	4	—
Net income available to RGA shareholders	$204	$156	$623	$617
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